As filed with the Securities and Exchange Commission on April 19, 2023

Registration No. 333-256857

Registration No. 333-264016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION

STATEMENT NO. 256857

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT REGISTRATION

STATEMENT NO. 264016

UNDER THE SECURITIES ACT OF 1933

Atlas Technical Consultants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-0808563
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

(512) 851-1501

(Telephone Number, Including Area Code, of agent for service)

L. Joe Boyer

Chief Executive Officer

13215 Bee Cave Parkway Building B, Suite 230

Austin, Texas 78738

(512) 851-1501

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Neill Jakobe

Brandon Howald

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Tel: (415) 315-6300

Approximate date of commencement of proposed sale to the public: Not Applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), filed by Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), are being filed to withdraw from registration any and all securities of the Company that remain unsold under such Registration Statements:

●	Registration Statement on Form S-3 filed on June 7, 2021, as amended on July 1, 2021 (File No. 333-256857); and

●	Registration Statement on Form S-3 filed on March 31, 2022 (File No. 333-264016).

On January 30, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GI Apple Midco LLC, a Delaware limited liability company (“Parent”) and GI Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub has merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent. The Merger became effective on April 19, 2023.

In connection with the closing of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offerings, the Company hereby amends the Registration Statements to remove from registration any and all securities of the Company registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 19th day of April, 2023.

Atlas Technical Consultants, Inc.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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